THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUED UPON EXERCISE HEREOF, MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT WHICH SHALL BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

              Void after 3:30 P.M., Denver Time, on June 28, 2000

                                                   Warrant to Purchase
                                                           Shares
                                                   -------
                                                   of Common Stock


                   WARRANT TO PURCHASE SHARES OF COMMON STOCK

                                       OF

                              FORELAND CORPORATION

This is to Certify That, FOR VALUE RECEIVED,
                                             -----------------------
or registered assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from FORELAND CORPORATION, a Nevada corporation ("Company"), at any time not later than 3:30 P.M., Denver Time, on June 28, 2000
(the "Expiration Date"),          shares of common stock, having $.001 par value
                         --------
per share, of the Company ("Common Stock") at an exercise price, subject to adjustment as set forth below, equal to the lower of $1.50 per share or the average of the current market value (determined pursuant to Section (c)(1) or Section (c)(2) herein) ("Current Market Value") of the Common Stock for the 20 trading days preceding the date of exercise. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock are subject to adjustment form time to time as hereinafter set forth. The shares of the Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price." This Warrant is one of a series of identical Warrants (except as to the number of shares of Warrant Stock issuable upon exercise thereof) for the purchase of an aggregate of 100,000 shares of Warrant Stock.

          (a) Exercise of Warrant. Subject to the provisions of Section (p) hereof, this Warrant may be exercised in whole or in part at any time or from time to time not later than 3:30 P.M., Denver Time, on the Expiration Date, or if the Expiration Date is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form, together with all federal and state taxes applicable upon such exercise.
     If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant at the office or agency of the Company, in proper form for exercise accompanied by payment of the Exercise Price, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such securities shall not then be actually delivered to the Holder. The Exercise Price shall be paid in cash or by certified or bank cashier's check.

          (b) Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance or delivery upon exercise of this Warrant.

          (c) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Value of such fractional share, determined as follows:

               (1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed on the Nasdaq Stock Market, the Current Market Value shall be the last reported sale price of the Common Stock on the composite tape of such exchange or on Nasdaq on the last trading day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on the composite tape of such exchange or on Nasdaq; or

               (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the Current Market Value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc., or the OTC Bulletin Board on the last trading day prior to the date of the exercise of this Warrant; or

               (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the Current Market Value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company, such determination to be final and binding on the Holder.

          (d) Exchange, Assignment or Loss of Warrant. This Warrant is assignable and exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Any such assignment shall be made by surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant promptly shall be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification including a surety bond, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

          (e) Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

          (f)  Anti-Dilution Provisions.

               (1) Adjustments of Exercise Price. If the Company should at any time or from time to time hereafter issue or sell any shares of Common Stock (other than the Warrant Stock which may be purchased under the Warrants) without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale, the Exercise price shall be adjusted to a price (computed to the nearest cent) determined by dividing (i) the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Exercise Price in effect immediately prior to such issue or sale, and (y) the consideration, if any, received by the Company upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale. For purposes of this subsection (f)(1), the following provisions (A) to
          (F) shall also be applicable:

               (A) Options. In case at any time hereafter the Company shall in any manner grant any right to subscribe for or to purchase, or any option for the purchase of Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being hereinafter referred to as "Convertible Securities"), and the minimum price per share for which Common Stock is issuable pursuant to such rights or options or upon conversion or exchange of such convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable pursuant to such rights or options or upon the conversion or exchange of the total maximum amount of such convertible Securities issuable upon the exercise of such rights or options) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable pursuant to such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for said price per share as so determined; provided that, no further adjustment of the Exercise Price shall be made upon the actual issue of Common Stock so deemed to have been issued, except to reflect any change in the purchase or exercise price of such convertible securities; and further provided that, upon the expiration of such rights (including rights to convert or exchange) or options, (a) the number of shares of Common Stock deemed to have been issued and outstanding by reason of the fact that they were issuable pursuant to such rights or options (including rights to convert or exchange) were not exercised, shall no longer be deemed to be issued and outstanding, and (b) the Exercise Price shall forthwith be adjusted to the price which would have prevailed had all adjustments been made on the basis of the issue only of the shares of Common Stock actually issued upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities.

               (B) Convertible Securities. In case the Company shall in any manner issue or sell any Convertible Securities, and the minimum price per share for which Common Stock is issuable, upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by
          (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for said price per share as so determined; provided that, no further adjustment of the Exercise Price shall be made upon the actual issue of Common Stock so deemed to have been issued, except to reflect any change in the purchase or exercise price of such convertible securities; and further provided that, if any such issue or sale of such Convertible Securities is made upon any exercise of any right to subscribe for or to purchase or any option to purchase any such Convertible Securities for which an adjustment of the Exercise Price has been or is to be made pursuant to other provisions of this subsection (f)(1), no further adjustment of the Exercise Price shall be made by reason of such issue or sale, except to reflect any change in the purchase or exercise price of such convertible securities; and, further provided that, upon the termination of the right to convert or to exchange such Convertible Securities for Common Stock, (a) the number of shares of Common Stock deemed to have been issued and outstanding by reason of the fact that they were issuable upon conversion or exchange of any such Convertible Securities, which were not so converted or exchanged, shall no longer be deemed to be issued and outstanding, and (b) the Exercise Price shall forthwith be adjusted to the price which would have prevailed had all adjustments been made on the basis of the issue only of the shares of Common Stock actually issued upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities.

               (C) Determination of Issue Price. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such stock or securities shall be issued for cash the consideration received therefor shall be deemed to be the amount received by the Company therefor. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such stock or securities shall be issued for a consideration part or all of which shall be other than cash, then, for the purpose of this subsection (f)(1), the Board of Directors of the Company shall reasonably determine the fair value of such consideration, irrespective of accounting treatment and such Common Stock, Convertible Securities, rights or options shall be deemed to have been issued for an amount of cash equal to the value so determined by the Board of Directors. The reclassification of securities other than Common Stock into securities including Common Stock shall be deemed to involve the issuance for a consideration other than cash of such Common Stock immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such Common Stock. In cash any shares of Common Stock or Convertible Securities or any rights or options to purchase any such stock or other securities shall be issued together with other stock or securities or other assets of the Company for a consideration which includes both, the Board of Directors of the Company shall reasonably determine what part of the consideration so received is to be deemed to be consideration for the issue of such shares of such Common Stock, Convertible Securities, rights or options.

               (D) Determination of Date of Issue. In case the Company shall take a record of the holders of any Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities or (ii) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               (E) Treasury Shares. For the purpose of this subsection (f)(1), shares of Common Stock at any relevant time owned or held by, or for the account of, the Company shall not be deemed outstanding.

               (2)  No Adjustment for Small Amounts.  Anything in this Section
          (f) to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Exercise Price unless and until the net effect of one or more adjustments, determined as above provided, shall have required a change of the Exercise Price by at least one cent, but when the cumulative net effect of more than one adjustment so determined shall be to change the actual Exercise Price by at least two cents, such change in the Exercise Price shall thereupon be given effect.

               (3)  Stock Splits and Stock Dividends.  Anything in this Section
          (f) to the contrary notwithstanding, in case the Company shall at any time issue Common Stock or securities convertible into or exercisable or exchangeable for Common Stock by way of dividend or other distribution on any stock of the Company or subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall be proportionately decreased in the case of such issuance (on the day following the date fixed for determining shareholders entitled to receive such dividend or other distribution) or decreased in the case of such subdivision or increased in the case of such combination (on the date that such subdivision or combination shall become effective); provided, however, that the Exercise Price shall never be less than the par value per share of Common Stock.

               (4) Number of Shares Adjusted. Upon any adjustment of the Exercise Price, the holder of this Warrant shall thereafter (until another such adjustment) be entitled to purchase, at the new Exercise Price, the number of Shares, calculated to the nearest full share, obtained by multiplying the number of shares of Common Stock initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the new Exercise Price.

               (5) Common Stock Defined. Whenever reference is made in this Section (f) to the issue or sale of shares of Common Stock, the term "Common Stock" shall mean the Common Stock of the Company of the class authorized as of the date hereof and any other class of stock ranking on a parity with such Common Stock. However, subject to the provisions of Section (i) hereof, shares issuable upon exercise hereof shall include only shares of the class designated as Common Stock of the Company as of the date hereof.

          (g) Officer's Certificate. Whenever the Exercise Price shall be adjusted as required by the provisions of Section (f) hereof, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment and the calculation thereof. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, mail a copy of such certificate to the Holder.

          (h) Notices to Holders. So long as this Warrant shall be outstanding and unexercised (i) if the Company shall pay any dividend or make any distribution upon the Common Stock, or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any shares of stock of any class or any other rights, or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holder, at least 30 days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any, is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

          (i) Reclassification, Reorganization or Merger. In the case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable on exercise of this Warrant) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall cause effective provision to be made so that the holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance as if the holder had exercised this Warrant prior to such transaction. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. A copy of such provision shall be furnished to the holder(s) of Warrants within ten days after execution of the appropriate agreement pertaining to same and, in any event, prior to any consolidation, merger, sale or conveyance subject to the provisions of this Section (i). The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

          (j) Dissolution. If, at any time prior to the expiration of this Warrant and prior to the exercise thereof, any dissolution, liquidation or winding up of the Company shall be proposed, the Company shall cause at least 30 days' notice to be mailed by certified mail to the registered holder of this Warrant Certificate at his address as it appears on the books of the Company. Such notice shall specify the date as of which holders of record of Common Stock shall participate in any distribution or shall be entitled to exchange their Common Stock for securities or other property, deliverable upon such dissolution, liquidation or winding up, as the case may be; to the end that, during such period of 30 days, the holders of this Warrant may exercise this Warrant and purchase Common Stock (or other stock substituted therefor as hereinbefore provided) and be entitled in respect of shares so purchased to all of the rights of the other holders of Common Stock of the Company. In case of a dissolution, liquidation or winding up of the Company, all purchase rights under this Warrant shall terminate at the close of business on the date as of which holders of record of the Common Stock shall be entitled to participate in a distribution of the assets of the Company in connection with such dissolution, liquidation or winding up (provided that in no event shall said date be less than 30 days after completion of service by certified mail of notice as aforesaid). Any Warrant not exercised prior to such time shall be void and not rights shall exist thereunder. In any such case of termination of purchase rights, a statement thereof shall be included in the notice provided for herein.

          (k) Spin-Offs. In the event the Company spins-off a subsidiary or stock held in another corporation as an investment by distributing to the shareholders of the Company, as a dividend or otherwise, the stock of the subsidiary or other corporation, the Company shall reserve, for the life of the Warrant, shares of the subsidiary or other corporation to be delivered to the holders of the Warrants upon exercise to the same extent as if they were owners of record of the Warrant Stock on the record date for payment of the shares of the subsidiary or other corporation.

          (l) Registration of Warrant Stock Under the Securities Act of 1933. The Company agrees to register the Warrant Stock under the Securities Act of 1933, as amended, in accordance with all terms, conditions and provisions of that certain Registration Rights Agreement in the form of Exhibit A attached hereto and incorporated herein by this reference.

          (m) Notice. Any notices or certificates by the Company to the Holder and by the Holder to the Company shall be deemed delivered if in writing and delivered personally (including by telex, telecopier, telegram or other acknowledged receipt) or three business days following deposit in the United States mails, sent by registered or certified mail, return receipt requested, addressed as follows:

               Holder:
                              -----------------

                              -----------------

               Company:       Foreland Corporation
                              12596 West Bayaud, Suite 300
                              Lakewood, Colorado  80228
                              Attention: President

     Any person may change the address for the giving of notice by notice duly given effective five (5) business days thereafter.

          (n) Amendments and Waivers. Any term, condition or provision of this Warrant may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holders.

          (o) Entire Agreement. This Warrant constitutes the entire agreement among the parties thereto and supersedes any and all prior agreements whether written or oral regarding the subject matter hereof.

          (p)  Transfer to Comply with the Securities Act of 1933

               (1) This Warrant or the Warrant Stock or any other security issued or issuable upon exercise of this Warrant may not be offered or sold except in conformity with the Securities Act of 1933, as amended, and then only against receipt of an agreement of such person to whom such offer of sale is made to comply with the provisions of this Section (p) with respect to any resale or other disposition of such securities.

               (2) The Company may cause the following legend to be set forth on each certificate representing Warrant Stock or any other security issued or issuable on exercise of this Warrant not theretofore distributed to the public or sold to underwriters for distribution to the public pursuant to Section (l) hereof, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

               The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement made under the Securities Act of 1933 (the "Act"), or pursuant to an exemption from registration under the Act the availability of which is to be established to the satisfaction of the Company.

          (q) Applicable Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Colorado.

     ATTEST:                       FORELAND CORPORATION


       /s/ Dennis Gustafson        By:  /s/ N. Thomas Steele
     -------------------------        --------------------------------
               , Secretary              N. Thomas Steele, President
     ----------
     [SEAL]                        Date: March 18, 1996, as of June 28, 1995
                                               --

                                 PURCHASE FORM

                                                          Dated
                                                               -----------------

     The undersigned hereby irrevocably elects to exercise the within Warrant to
the extent of purchasing             shares of Common Stock and hereby makes
                         -----------
payment of $          in payment of the actual exercise price thereof.
            ---------

                     INSTRUCTIONS FOR REGISTRATION OF UNITS

     Name
         --------------------------------------------------------
          (please typewrite or pint in block letters)

     Address
            -----------------------------------------------------

     Signature
              ---------------------------------------------------

     Social Security or Employer I.D. No.
                                         ------------------------

     FOR VALUE RECEIVED,                                              hereby
                         --------------------------------------------
sells, assigns and transfers unto

Name
    -------------------------------------------------------------
                    (please typewrite or print in block letters)

Address
       ----------------------------------------------------------

the right to purchase Common Stock represented by this Warrant to the extent of
         Shares as to which such right is exercisable and does hereby
- --------
irrevocable constitute and appoint           , attorney, to transfer the same on
                                   ----------
the books of the Company with full power of substitution in the premises.

                         Signature:
                                   -----------------------------------

                         Dated:
                                   -----------------------------------